                                                                    EXHIBIT 15.1


July 11, 1996


Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C. 20549

Dear Ladies and Gentlemen:


We are aware that AirTouch Communications, Inc. has included our report dated May 11, 1996 (issued pursuant to the provisions of Statement on Auditing Standards No. 71) in the Prospectus constituting part of its Amendment No. 2 to the Registration Statement on Form S-4 (No. 333-03107) to be filed July 15, 1996. We are also aware of our responsibilities under the Securities Act of 1933.


Very truly yours,

/s/ Price Waterhouse LLP